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                      THE LORAIN NATIONAL BANK 401(K) PLAN

                       Financial Statements and Schedules

                           December 31, 2004 and 2003

                     (With Report of Independent Registered
                        Public Accounting Firm Thereon)

                      THE LORAIN NATIONAL BANK 401(K) PLAN

                                TABLE OF CONTENTS

                                                                         PAGE
Report of Independent Registered Public Accounting Firm                   1

Statements of Assets Available for Plan Benefits -
   December 31, 2004 and 2003                                             2

Statement of Changes in Assets Available for Plan
   Benefits - Year ended December 31, 2004                                3

Notes to Financial Statements                                             4

SCHEDULES

1 Schedule H, line 4i - Schedule of Assets (Held
   at End of Year) - December 31, 2004                                    8

2 Schedule H, line 4j - Schedule of Reportable
   Transactions - Year ended December 31, 2004                            9

All other schedules required to be filed in accordance with the Employee Retirement Income Security Act of 1974 are not applicable and, accordingly, have been omitted.
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                        KPMG LLP
                        SUITE 2600
                        ONE CLEVELAND CENTER
                        1375 EAST NINTH STREET
                        CLEVELAND, OH 44114-1796


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



The Plan Administrator
The Lorain National Bank
Sponsor of the Lorain National Bank
  401(k) Plan:


We have audited the accompanying statements of assets available for plan benefits of The Lorain National Bank 401(k) Plan (Plan) as of December 31, 2004 and 2003, and the related statement of changes in assets available for plan benefits for the year ended December 31, 2004. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the assets available for plan benefits of the Plan as of December 31, 2004 and 2003, and the changes in assets available for plan benefits for the year ended December 31, 2004 in conformity with U.S. generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental Schedule H, line 4i - Schedule of Assets (Held at End of Year) as of December 31, 2004, and Schedule H, line 4j - Schedule of Reportable Transactions for the year ended December 31, 2004 are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplemental schedules are the responsibility of the Plan's management. The supplemental schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.


                                               KPMG LLP


Cleveland, Ohio
June 24, 2005

                      THE LORAIN NATIONAL BANK 401(K) PLAN
                Statements of Assets Available for Plan Benefits
                           December 31, 2004 and 2003

                                                           2004                2003
                                                        ----------          ----------
Assets:
  Cash                                                  $   34,826          $       --
  Short-term cash investments                              374,553             291,538
  Investments, at fair value (notes 3 and 6):
    Common stock - LNB Bancorp, Inc.                     3,309,126           3,943,317
    Mutual funds                                         1,513,387           1,160,202
  Participant loans, at cost                                16,242               6,726
  Dividends and interest receivable                         26,263              37,992
  Contribution receivable                                       --             184,435
                                                        ----------          ----------
      Total assets available for plan benefits          $5,274,397          $5,624,210
                                                        ==========          ==========


See accompanying notes to financial statements.

                      THE LORAIN NATIONAL BANK 401(K) PLAN
           Statement of Changes in Assets Available for Plan Benefits
                          Year ended December 31, 2004

Additions:
  Investment income:
    Dividends                                                       $   134,612
    Interest                                                              6,906
    Net appreciation in fair value of investments (note 3)               89,371
                                                                    -----------
      Total investment income                                           230,889
                                                                    -----------
  Contributions:
    Employer                                                            251,174
    Participants                                                        550,937
    Participant rollovers                                                39,891
                                                                    -----------
      Total contributions                                               842,002
                                                                    -----------
      Total additions                                                 1,072,891
Deductions:
  Distributions to participants                                      (1,422,704)
                                                                    -----------
      Decrease in assets available for plan benefits                   (349,813)
Assets available for plan benefits:
  Beginning of year                                                   5,624,210
                                                                    -----------
  End of year                                                       $ 5,274,397
                                                                    ===========

See accompanying notes to financial statements.

                      THE LORAIN NATIONAL BANK 401(K) PLAN
                          Notes to Financial Statements
                           December 31, 2004 and 2003

(1)   DESCRIPTION OF THE PLAN

      The following is a general description of The Lorain National Bank 401(k) Plan (Plan). Participants should refer to the Plan agreement for a more complete description of the Plan's provisions.

      (A)   GENERAL

            The Plan is a defined contribution plan sponsored by The Lorain National Bank (Bank), a wholly owned subsidiary of LNB Bancorp, Inc., covering substantially all employees of the Bank and related Bancorp affiliates for which the Bank acts as common paymaster. An employee is eligible to participate in the Plan after the attainment of age 19 and completion of 90 days of service, as defined in the Plan. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

            Under the terms of the Plan, the Investment and Trust Services Division of the Bank acts as trustee for the Plan and, as such, manages a trust fund which includes all of the Plan's assets. The Plan stipulates that employer matching contributions will be invested in LNB Bancorp, Inc. common stock.

            The board of directors of Lorain National Bank, the Corporation's wholly owned subsidiary, authorized the Bank as employer and trustee to execute an Adoption Agreement for the 401(k) Plan and Trust (the
            Plan), effective January 1, 2001. The Plan amended and restated the Lorain National Bank Stock Purchase Plan. The Plan is established in accordance with the requirements under Section 401(a) and Section 401(k) of the Internal Revenue Code. The Plan was submitted to the IRS for determination by the IRS that the Plan is qualified under
            Section 401(a) of the Internal Revenue Code and that its trust qualified under Section 501(a) of the Internal Revenue Code. LNB Bancorp, Inc. believes that the Plan complies with the requirements under Section 401(a) and Section 401(k) of the Internal Revenue Code. The Plan offers the investment choices of Money Market Mutual Funds, U.S. Treasury Index Funds, Equity Mutual Funds, International Mutual Funds, and LNB Bancorp, Inc. common stock.

      (B)   CONTRIBUTIONS

            The Plan allows participants to make pretax contributions up to the maximum dollar limits set by the IRS which is $13,000 for 2004, plus a $3,000 catch-up contribution for employees over the age of 50. Based on number of hours worked or paid, certain participants in the Plan are eligible to receive Company contributions. The amount of Company contributions were $251,174 and $388,002, for 2004 and 2003, respectively. The Company makes a contribution to the employee's plan account biweekly.

            Employee contributions are invested according to participant investment elections for pretax contributions. If an employee has not made investment elections, the employee contributions will be invested in the Federated Money Market Fund. Employer contributions are not participant-directed and are invested in LNB Bancorp, Inc. common stock.

            To receive a Company contribution, a participant must be employed on the last day of the Plan year. A participant's account also receives the Company contribution for the year in which they retire, become disabled, or die.


                                        4                            (Continued)

                      THE LORAIN NATIONAL BANK 401(K) PLAN
                          Notes to Financial Statements
                           December 31, 2004 and 2003

      (C)   PARTICIPANT ACCOUNTS

            Each participant's account is credited with the participant's contribution and the Company's contribution, and an allocation of Plan earnings. The benefit to which a participant is entitled is the benefit that can be provided from the participant's vested account.

      (D)   FORFEITURES

            At December 31, 2004, forfeited nonvested accounts had a zero balance. Forfeitures are be used to reduce future employer contributions.

      (E)   VESTING

            Participants are immediately vested in their voluntary contribution plus any earnings accrued thereon. Participants are immediately vested in the employer's match for the current plan year provided they are employed on the last day of the plan year.

      (F)   PAYMENT OF BENEFITS

            Upon termination of service, the vested amount of the Company's contributions and earnings thereon is paid at the election of the participant in cash. Participants can elect to receive their voluntary contributions and earnings thereon in a single lump-sum cash payment or in substantially equal installments over a period of not more than the assumed life expectancy of the participant and the participant's beneficiary.

      (G)   WITHDRAWALS

            Aside from normal retirement distributions, in-service withdrawals of pretax savings may be withdrawn only upon attainment of age 59 1/2. In accordance with plan provisions, pretax savings may also be withdrawn for reasons of extreme financial hardship as defined under federal law. An employee can make only one withdrawal in any twelve-month period, relative to the Stock Purchase Plan provision, of pre-2000 after tax dollars and Company match.

      (H)   PARTICIPANT LOANS

            Participants may borrow from their fund accounts a minimum of $1,000 up to a maximum equal to the lesser of $50,000 or 50% of their account balance, whichever is less. The loans are secured by the balance in the participant's account and are charged a rate of interest commensurate with local prevailing rates as determined by the plan administrator. Principal and interest is paid ratably through biweekly payroll deductions. The amount of participant loans outstanding were $16,242 and $6,726, respectively for 2004 and 2003.

      (I)   PLAN EXPENSES

            The administrative expenses of the Plan are paid by the Bank.


                                        5                            (Continued)

                      THE LORAIN NATIONAL BANK 401(K) PLAN
                          Notes to Financial Statements
                           December 31, 2004 and 2003



(2)   SIGNIFICANT ACCOUNTING POLICIES

      (A)   BASIS OF PRESENTATION

            The financial statements of the Plan are prepared using the accrual basis of accounting.

      (B)   INVESTMENT VALUATION AND INCOME RECOGNITION

            The Plan's investments are stated at fair value. Quoted market prices are used to value investments. Purchases and sales of securities are recorded on a trade-date basis. Dividends are recorded on the ex-dividend date. Interest income is recorded on the accrual method of accounting.

      (C)   USE OF ESTIMATES

            The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires Plan management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and changes therein, and disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

(3)   INVESTMENTS

      The following table presents the fair value of investments at December 31, 2004 and 2003. Items that represented 5% or more of the Plan's assets are separately identified.

                                                                  2004                2003
                                                               ----------          ----------
Common stock - LNB Bancorp, Inc.:
  164,469 and 194,252 common shares in 2004 and 2003,
    respectively                                               $3,309,126          $3,943,317
Mutual funds
  Vanguard 500 Index Fund                                         280,250             229,376
  Dodge & Cox Stock Fund                                          473,980             331,581

During the year ended December 31, 2004, the Plan's investments (including investments bought, sold, and held during the year) appreciated (depreciated) in value as follows:

Common stock - LNB Bancorp, Inc.          $ (55,511)
Mutual funds                                144,882
                                          ---------
                                          $  89,371
                                          =========

(4)   PLAN TERMINATION

      The Company has voluntarily agreed to make contributions to the Plan. Although the Company has not expressed any intent to terminate the Plan agreement, it may do so at any time. In the event of such termination, each participant will receive 100% of the amounts contributed to the Plan and earnings thereon, and the vested amount of the Company's matching contribution.


                                        6                            (Continued)

                      THE LORAIN NATIONAL BANK 401(K) PLAN
                          Notes to Financial Statements
                           December 31, 2004 and 2003



(5)   FEDERAL INCOME TAXES

      The Internal Revenue Service (IRS) issued its latest determination letter on January 27, 2003, which stated that the Plan and underlying trust, as designed, qualify under the applicable provisions of the Internal Revenue Code (Code). In the opinion of the plan administrator, the Plan and its underlying Trust have operated within the terms of the Plan and remain qualified under the applicable provisions of the Internal Revenue Code.

(6)   PARTY-IN-INTEREST TRANSACTIONS

      The following is a summary of transactions in common stock of LNB Bancorp, Inc., 100% owner of the Bank, during the year ended December 31, 2004:

                                        NUMBER
                                       OF SHARES             FAIR VALUE
                                      -----------           -----------
Balance at December 31, 2003          $   194,252           $ 3,943,317
  Purchases                                28,316               578,424
  Distributions                           (58,099)           (1,157,104)
  Net depreciation                             --               (55,511)
                                      -----------           -----------
Balance at December 31, 2004          $   164,469           $ 3,309,126
                                      ===========           ===========

(7)   ASSETS AVAILABLE FOR DISTRIBUTION TO PARTICIPANTS

                                                         2004                 2003
                                                      ----------          ----------
Assets payable to terminated participants             $  106,252          $  737,725
Assets available for continuing participants           5,168,145           4,886,485
                                                      ----------          ----------
                                                      $5,274,397          $5,624,210
                                                      ==========          ==========

                                                                      SCHEDULE 1

                      THE LORAIN NATIONAL BANK 401(K) PLAN
                              EIN:   34-0869480
                              Plan Number:  003
         Schedule H, line 4i - Schedule of Assets (Held at End of Year)
                                December 31, 2004

(A)               (B)                                (C)                                (D)                     (E)
          IDENTITY OF ISSUE,         DESCRIPTION OF INVESTMENT INCLUDING
           BORROWER, LESSOR            MATURITY DATE, RATE OF INTEREST,                                       CURRENT
           OR SIMILAR PARTY           COLLATERAL, PAR OR MATURITY VALUE                COST                    VALUE
---       ------------------         ------------------------------------           ----------               ----------
*         LNB Bancorp, Inc.          164,469 shares of LNB Bancorp, Inc.
                                       common stock                                 $1,835,207               $3,309,126
          Federated Investor
            Services                 Federated Money Market Trust                      365,372                  365,372

*         Lorain National Bank       Treasury Trust Fund                                 9,181                    9,181

                                     MUTUAL FUNDS

          Northern Institutional     Northern Institutional Funds Balanced
            Funds                      Fund                                               X                     137,466

          Northern Institutional     Northern Institutional Focused Growth
            Portfolio                  Portfolio                                          X                     120,689

          Northern Institutional     Northern Institutional Funds
            Funds                      US Treasury Index A                                X                     166,948

          Vanguard Fund              Vanguard Explorer Fund                               X                     225,850

          Vanguard Fund              Vanguard International Value Fund                    X                     108,204

          Vanguard Fund              Vanguard 500 Index Fund                              X                     280,250

          Dodge & Cox                Dodge & Cox Stock Fund                               X                     473,980
                                                                                                             ----------
                                       Total                                                                 $5,197,066
                                                                                                             ==========

*     Party in interest

X Historical cost information is no longer required on the Schedule of Assets Held for Investment at End of Year for participant-directed investments.

See accompanying report of independent registered public accounting firm.

                                                                      SCHEDULE 2
                      THE LORAIN NATIONAL BANK 401(K) PLAN
                                EIN:  34-0869480
                                Plan Number: 003
            Schedule H, line 4j - Schedule of Reportable Transactions
                          Year ended December 31, 2004


Series transactions, when aggregated, involving an amount in excess of 5% of the current value of Plan assets:

(A)                        (B)              (C)         (D)       (E)       (F)         (G)          (H)            (I)
                                                                                                   CURRENT
                                           TOTAL       TOTAL              EXPENSE                  VALUE OF
                                          DOLLAR       DOLLAR             INCURRED                 ASSET ON
IDENTITY OF PARTY     DESCRIPTION OF      VALUE OF    VALUE OF  LEASE       WITH       COST OF    TRANSACTION      NET GAIN
     INVOLVED             ASSETS         PURCHASES     SALES    RENTAL  TRANSACTION     ASSET        DATE          OR (LOSS)
-------------------  -----------------  ----------  ----------  ------  -----------  -----------  -----------      ---------
* LNB Bancorp, Inc.  LNB Bancorp, Inc.
                     common stock;
                     56 purchases       $  578,424  $       --  $  --     $    --    $   578,424  $   578,424      $     --
                     18 sales                   --     416,379     --          --        276,135      416,379       140,244

Federated Investor   Federated Money
Services             Market Trust;
                     128 purchases       1,509,354          --     --          --      1,509,354    1,509,354            --
                     124 sales                  --   1,435,895     --          --      1,435,895    1,435,895            --


*     Party in interest


See accompanying report of independent registered public accounting firm.

                                       9